UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2023

THERMOGENESIS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-82900	94-3018487
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2711 Citrus Road, Rancho Cordova, California	95742
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (916) 858-5100

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	THMO	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 22, 2023, ThermoGenesis Holdings, Inc. (the “Company”) entered into an At The Market Offering Agreement (the “Offering Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”) with respect to an at the market offering program under which the Company may offer and sell, from time to time, shares of its common stock, $0.001 par value (“Common Stock”), having an aggregate offering price of up to $1,288,000 through Wainwright as its sales agent. The shares of Common Stock to be offered and sold under the Offering Agreement, if any, will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-275735), which was filed with the Securities and Exchange Commission (“SEC”) on November 22, 2023 (the “Registration Statement”) but has not been declared effective by the SEC. A prospectus supplement related to this at the market offering program with Wainwright was filed as part of the Registration Statement on November 22, 2023. No shares of Common Stock may be sold pursuant to the Offering Agreement or the Registration Statement until the Registration Statement has been declared effective by the SEC.

Pursuant to the Offering Agreement, sales of Common Stock may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or in privately negotiated transactions, including but not limited to block trades. If the Company and Wainwright agree on any method of distribution other than sales of shares of Common Stock into The Nasdaq Capital Market or another existing trading market in the United States at market prices, the Company will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

Wainwright will offer shares of Common Stock at prevailing market prices subject to the terms and conditions of the Offering Agreement as agreed upon by the Company and Wainwright. The Company will designate the number of shares which it desires to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Offering Agreement, Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws and regulations to sell on the Company’s behalf all of the shares requested to be sold by the Company. The Company is not obligated to make any sales of Common Stock under the Offering Agreement. The Company or Wainwright may suspend the offering of the shares of Common Stock being made through Wainwright under the Offering Agreement at any time upon proper notice to the other party.

The Company will pay Wainwright a cash commission of up to 3.0% of the gross sales price of the shares of Common Stock that Wainwright sells pursuant to the Offering Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, the Company has agreed to reimburse Wainwright for the documented fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the Offering Agreement in an amount not to exceed $50,000 in the aggregate, in addition to (for Wainwright’s counsel’s fees) up to a maximum of $2,500 per due diligence update session conducted in connection with each such date the Company files its Quarterly Reports on Form 10-Q and amendments or supplements to the Registration Statement, the accompanying prospectus, or any prospectus supplement and $5,000 per due diligence update session conducted in connection with each such date the Company files its Annual Report on Form 10-K.

The Offering Agreement contains representations, warranties and covenants that are customary for transactions of this type. In addition, the Company has agreed to provide indemnification and contribution to Wainwright against certain liabilities, including liabilities under the Securities Act.

The foregoing description of the Offering Agreement is qualified in its entirety by reference to the full text of the Offering Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1
At The Market Offering Agreement, dated November 22, 2023, between ThermoGenesis Holdings, Inc. and H.C. Wainwright & Co., LLC. (Incorporated by reference to Exhibit 1.2 to the Registration Statement on Form S-3 filed by the Company on November 22, 2023).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOGENESIS HOLDINGS, INC.

Dated: November 29, 2023	/s/ Jeffery Cauble
Jeffery Cauble Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)